Exhibit 99.2

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
of NEW ICELAND ARCTIC ACQUISITION CORP.

PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of New Iceland Arctic Acquisition Corp. (the “Company”) is to:

●	oversee the Company’s accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of the Company’s financial statements;

●	manage the selection, engagement terms, fees, qualifications, independence, and performance of the registered public accounting firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services (the “Auditors”);

●	maintain and foster an open avenue of communication with the Company’s management, internal audit group and the Auditors;

●	review any reports or disclosures required by applicable law and listing requirements of any stock exchange on which the Company’s securities are then listed (the “Exchange”);

●	oversee the design, implementation, organization and performance of the Company’s internal audit function;

●	help the Board oversee the Company’s legal and regulatory compliance, including risk assessment; and

●	provide regular reports and information to the Board.

COMPOSITION

The members of the Committee, including the Chairperson, will be members of the Board appointed by, and will serve at the discretion of, the Board. In the absence of the appointment of a Chairperson by the Board, the members of the Committee will elect a Chairperson by majority vote of the Committee membership. Vacancies occurring on the Committee will be filled by the Board. Resignation or removal of a Committee member from the Board for any reason will automatically constitute resignation or removal from the Committee. No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid to such member as a member of the Board or of a committee of the Board.

The Committee will consist of at least three members of the Board. Each member of the Committee will satisfy (i) the independence, financial literacy and other requirements imposed by applicable law and Exchange listing requirements, and (ii) any other qualifications determined by the Board. At least one member of the Committee will satisfy the “audit committee financial expert” standard under applicable law and Exchange requirements.

AUTHORITY

The Committee will have access to all Company books, records, facilities and personnel as deemed necessary or appropriate by any member of the Committee. If the Committee concludes that it must retain legal, accounting or other outside advisors, it may do so and determine compensation for those advisors at the Company’s expense. The Committee may also pay any ordinary administrative expenses it deems appropriate in carrying out its duties at the expense of the Company. The Committee will have authority to require that any of the Company’s personnel or outside advisors attend any meeting of the Committee or meet with any member of the Committee or any of its advisors. The Committee may delegate its authority to a member or members (or form and delegate authority to one or more subcommittees consisting of one or more members of the Board (whether or not he, she or they are on the Committee) to the extent allowed under applicable law and Exchange listing requirements.

RESPONSIBILITIES

The members of the Committee are not employees of the Company, and they do not perform management’s or any Auditors’ functions. The Committee relies on the expertise and knowledge of management, the internal auditors, and any Auditors and serves in an oversight capacity. Management is responsible for preparing accurate and complete financial statements in accordance with generally accepted accounting principles (“GAAP”), crafting periodic reports, and establishing and maintaining appropriate accounting principles and financial reporting policies and satisfactory internal control over financial reporting. The Auditors will audit the Company’s annual consolidated financial statements and, when required, the effectiveness of the Company’s internal control over financial reporting and review the Company’s quarterly financial statements. It is not the Committee’s responsibility to prepare or certify the Company’s financial statements, guarantee the audits or reports of the Auditors, or ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP, or otherwise comply with applicable law or Exchange listing requirements or the Company’s policies.

The Committee will have the following responsibilities.

Auditor Management

1. Evaluation and Retention of Auditors. The Committee will be directly responsible for the appointment, compensation, evaluation, retention and oversight of the work of any Auditors and any other registered public accounting firm engaged for the financial reporting process. Each such registered public accounting firm must report directly to the Committee. In addition, the Committee may replace any existing Auditors or other registered public accounting firm engaged for the financial reporting process with a different public accounting firm.

2. Approving Audit and Non-Audit Engagements. The Committee will review audit plans, the adequacy of staffing, the fees to be paid to Auditors, and oversee the negotiation and execution of any engagement letters on behalf of the Company. The Committee will oversee the rotation of the Auditors’ partners on the Company’s audit engagement team as required by applicable law and Exchange listing requirements. The Committee will approve all audit and non-audit related services that the Auditors provide to the Company before the engagement begins, unless applicable law and Exchange listing requirements allow otherwise. The Committee may establish pre-approval policies and procedures or delegate pre-approval authority to one or more Committee members as permitted by applicable law and Exchange listing requirements.

3. Auditor Independence. Prior to engagement of any prospective Auditor, and at least annually thereafter, the Committee will assess the qualifications, performance, and independence of the Auditors, or in the case of prospective Auditors, before they are engaged. That assessment will include reviewing written disclosures from any Auditors regarding any relationships they have that may affect independence, as defined by applicable law and Exchange listing requirements. The Committee will review a written statement from any Auditors affirming their independence, and assess, consider, and discuss with them any potential relationships concerning their objectivity and independence.

4. Former Employees of Auditors. The Committee will oversee the policies and procedures as required by applicable law and Exchange listing requirements governing how the Company may employ individuals who are or once were employed by the Auditors.

Financial Review and Disclosure

1. Annual Audit Results. The Committee will review with management and the Auditors the results of the Company’s annual financial statement audit, including:

●	the Auditors’ assessment of the quality of the Company’s accounting principles and practices;

●	the Auditors’ views about qualitative aspects of the Company’s significant accounting practices and the reasonableness of significant judgments and estimates (including material changes in estimates and analyses of the effects of alternative GAAP methods on the financial statements);

●	all misstatements identified during the audit (other than those the Auditors believe to be trivial);

●	the adequacy of the disclosures in the financial statements; and

●	any other matters that the Auditors must communicate to the Committee under applicable accounting or auditing standards.

2. Audited Financial Statement Review; Quarterly and Annual Reports. The Committee will review the annual audited financial statements, the quarterly financial statements and the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” as appropriate, with management and the Auditors. The Committee will be responsible for recommending to the Board whether the proposed annual audited financial statements should be included in the Company’s Annual Report on Form 10-K and whether the proposed quarterly financial statements should be included in each of the Company’s Quarterly Reports on Form 10-Q.

3. Earnings Announcements. The Committee will review and discuss with management and the Auditors any proposed earnings press releases and other financial information and guidance regarding the Company’s results of operations provided publicly or to ratings agencies (including, without limitation, reviewing any pro forma or non-GAAP information).

4. Proxy Report. The Committee will oversee the preparation of any report of the Committee required by applicable law or Exchange listing requirements to be included in the Company’s annual proxy statement.

5. Trust Account Oversight. The Committee will oversee the Company’s trust account established in connection with its initial public offering, including monitoring the investments held in the trust account and their compliance with the Company’s investment policy and governing documents, reviewing the trust account balance and any withdrawals (including amounts permitted for working capital, taxes, redemptions, and dissolutions, in each case as permitted by the Company’s governing documents), and ensuring proper accounting treatment of trust account assets and related liabilities (including shares subject to possible redemption). This responsibility will apply for so long as the trust account remains in existence.

6. Accounting Principles and Policies. The Committee will review and discuss with management and the Auditors significant issues regarding accounting principles and financial-statement presentation, including:

●	critical accounting policies and practices;

●	alternative accounting policies available under GAAP;

●	the potential impact on the Company’s financial statements of alternative treatments and any off-balance sheet structures;

●	when required, any matters arising from the audit of the Company’s financial statements that are deemed to constitute “critical audit matters” as defined by applicable Public Company Accounting Oversight Board (the “PCAOB”) auditing standards; and

●	any other significant reporting issues and judgments, significant regulatory, legal, and accounting initiatives, or developments that may have a material impact on the Company’s financial statements, compliance programs, and policies.

The Committee will review with the Auditors and management, if appropriate, any written communication, such as any management letter or internal-control letter, and monitor management’s response to such communications.

7. Auditor Communications. At least annually, the Committee will discuss with the Auditors the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB (including any successor rule adopted by the PCAOB).

8. Management Cooperation with Audit. The Committee will evaluate management’s cooperation with the Auditors during their audit examination, including any significant difficulties or disagreements encountered during the audit, if any.

9. CEO/CFO Advisory. The Committee will instruct the Auditors, the Chief Executive Officer and the Chief Financial Officer that the Committee expects to be advised if there are any areas of the Company’s operations that require the Committee’s special attention consistent with the Committee’s purpose.

Internal Control and Procedures

1. Risk Assessment and Management. While the Board will continue to have overall responsibility for evaluating key business risks faced by the Company, the Committee will review and discuss with the Board, management, and the Auditors the Company’s processes and policies on risk identification, management, and assessment relating to the Company’s business and financial condition, and the steps management has taken to monitor and control such exposures, including the Company’s insurance coverage.

2. Internal Auditors. If an internal audit function is established and becomes operational, the Committee will review the audit plan of the Company’s internal audit team and discuss with that team the adequacy and effectiveness of the Company’s scope, staffing, and general audit approach. The Committee will review any significant reports prepared by the Company’s internal auditors, as well as management’s response. The head of the internal auditors will also report to and be evaluated by the Committee.

3. Internal Control over Financial Reporting; Disclosure Controls. The Committee will confer with management and the Auditors concerning the scope, design, adequacy and effectiveness of internal control over financial reporting, including the Company’s information and cyber security systems, and the Company’s disclosure controls and procedures. The Committee will review and discuss the assessments of such disclosure controls and procedures by the Chief Executive Officer and the Chief Financial Officer. The Committee will also review, as appropriate, the performance and adequacy of the Company’s internal finance and accounting personnel. The Committee will review reports on significant findings and recommendations with respect to internal controls over financial reporting, together with management responses and any special audit steps adopted in light of any significant deficiencies or material weaknesses.

4. Cybersecurity. The Committee will periodically review and discuss the material risks relating to data privacy, technology and information security, including cybersecurity, threats and back-up of information systems and the Company’s processes for assessing, identifying, and managing such risks, as well as the Company’s internal controls relating to cybersecurity incidents.

5. Correspondence with Regulators. The Committee will consider and review with management, the Auditors, and outside advisors or accountants any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

6. Legal and Regulatory Review. The Committee will meet periodically with the Company’s general counsel, and outside counsel when appropriate, to review legal and regulatory matters. The Company will also receive, review, and discuss with the Company’s attorneys’ reports of evidence of material violations of securities laws and breaches of fiduciary duty and similar violations of U.S., state or other applicable law.

7. Internal Control Report. At least annually (if required by applicable Exchange listing requirements) or as may otherwise be determined by the Committee, the Committee will review a report by the Auditors describing its internal quality-control procedures and any material issues raised by (a) that firm’s internal quality-control review, (b) any peer review of the firm’s internal quality-control procedures or review, or (c) any inquiry or investigation by governmental or professional authorities conducted in the last five years of any audit performed by the Auditors.

8. Fraud Prevention. The Committee will review management’s arrangements for the prevention, deterrence, and identification of fraud, including providing oversight on fraud risk assessment and management.

9. Complaint Procedures. The Committee will oversee procedures for receiving, retaining and investigating the following:

●	complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

●	confidential and anonymous submissions by employees concerning questionable accounting or auditing matters.

In addition, the Committee will oversee procedures for receiving, retaining, and investigating any “hotline” complaints or submissions delegated to the Committee by the Board.

10. Code of Ethics. The Committee will periodically review the Company’s Code of Business Conduct and Ethics, and management’s enforcement of such Code, as it relates to the Company’s financial reporting process and internal control system.

11. Sponsor and Related Party Transactions. The Committee will review and approve, in accordance with the Company’s policies, any related party transaction as defined by applicable law or Exchange listing requirements. The Committee will give particular attention to transactions with the Company’s sponsor, its affiliates, and the Company’s officers and directors, and will assess whether such transactions meet applicable legal requirements prior to their implementation.

Other Matters

1. Committee Self-Assessment; Charter Review. The Committee will annually evaluate its performance. The first self-assessment will occur within 12 months after the Company’s initial public offering. The Committee will also review and assess the adequacy of this Charter annually and promptly following the closing of any initial business combination and will recommend any proposed changes to the Board for its consideration and approval.

2. General Authority. The Committee will perform such other functions and have such other powers as may be necessary or appropriate in the discharge of any of the foregoing.

MEETINGS AND MINUTES

The Committee will meet whenever its members deem a meeting necessary or appropriate, but no less than quarterly. A majority of the members of the Committee present in person or by electronic means pursuant to which all persons participating in the meeting are able to hear each other will constitute a quorum and the vote of a majority of the quorum present will be the act of the Committee. Unless otherwise determined by the Committee, each regularly scheduled meeting will conclude with an executive session that excludes members of management. The Committee will maintain written minutes of its meetings and regularly report to the Board on its actions and recommendations. The Committee may act by unanimous written consent; when it does so, those actions will be filed in the minute book.

PUBLICATION

The Company will make this Charter freely available to stockholders on request and, provided that the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, will publish it on the Company’s website.